Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement Number 333-167099, as amended by Post-Effective Amendment No. 1, filed June 30, 2010, on Form S-8 of UGI Corporation of our report dated June 17, 2025, appearing in the Annual Report on Form 11-K of the UGI Utilities, Inc. Savings Plan for the year ended December 31, 2024.

/s/ Wipfli LLP
Minneapolis, Minnesota
June 17, 2025